CONSULTING ADVISORY SERVICES AGREEMENT

THIS CONSULTING ADVISORY SERVICES AGREEMENT (this “Agreement”) is entered into and is effective as of the 1st day of October 2015, by and between Osprey Capital Advisors, LLC, a Florida limited liability company (the “Consultant”) and Nutrafuels, Inc., a Florida cor- poration with principal offices located at 6601 Lyons Road, Suite L-6, Coconut Creek, FL 33073. The Consultant and the Company are sometimes individually referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, the Company desires to engage the Consultant to provide the Company with advi- sory and consulting services pertaining to financial and investor relations in accordance with the terms and conditions set forth herein; and

WHEREAS, the Consultant, which is regularly engaged and experienced in providing such types of services to public companies such as the Company, desires to be engaged by and provide such services to the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby ac- knowledged, the Parties hereby agree as follows:

1.

Purpose. The Company hereby engages the Consultant on a non-exclusive basis for the Term, as defined under Section 4 below, to render advisory and consulting services to the Company re- lating to financial and investor relations upon the terms and conditions set forth herein.

2.

Description of Advisory and Consulting Advisory Services.

2.1

The Consultant shall, generally, on a non-exclusive basis, as an advisor and consultant, pro- vide the Company with the following advisory and consulting services (the “Services”):

2.1.1

Assist the Company in marketing and improving its corporate presence to better enable the Company to raise capital to fund its operations through private placements, public offerings or otherwise;

2.1.2

Work with, and report directly to, the Company’s Chief Executive Officer to provide re- ports, projections or assessments to enhance and strengthen the Company’s market presence, provided such reports, projections or assessments are expressly requested by the Company in writing to the Consultant during the Term of this Agreement.

2.1.3

Review the Company’s business plan and corporate strategy, and provide advice relating thereto;

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Meet with the Company’s management and any other persons deemed appropriate by the Consultant or the Company, to review the Company’s long-term and short- term financing and growth objectives; and

1.1.2

Advise the Company regarding its business and financial strategy and efforts taken by the Company in developing investor interest in the Company.

2.2 The Parties agree that the Consultant shall have the right, but not the obligation, to utilize any one or more other persons and/or entities to assist the Consultant in performing the Services de- scribed in this Section 2, as the Consultant deems appropriate, provided that the Parties hereto agree that the Consultant shall bear and assume all costs and responsibilities in connection with it utilizing any one or more of such other persons and/or entities to assist the Consultant in per- forming the Services. In connection therewith, the Consultant shall take reasonable efforts to en- sure that any person and/or entity utilized by the Consultant to undertake any of the Services shall maintain any and all information and documents concerning the Company provided by the Company and/or the Consultant to such person or entity as confidential and not utilize the infor- mation for any purpose other than as listed in Sections 1 and 2 of this Agreement during or after the Term of this Agreement, or its earlier expiration, other than to assist the Consultant in per- forming its obligations pursuant hereto.

2.

Compensation. In consideration for the Services described under Section 2 of this Agreement, the Company hereby agrees to pay to the Consultant, and the Consultant hereby agrees to accept from the Company, Two Million (2,000,000) restricted shares of stock with piggyback registra- tion rights is to be issued in the name of The Consultant upon signing of this agreement, due and payable in two traunches. One Million (1,000,000) upon execution of this Agreement; And, One Million (1,000,000) due in Sixty (60) days. Additionally, Fifty Thousand Dollars ($50,000USD) Cash, Twenty-Five thousand dollars ($25,000USD) due and payable upon execution of this agreement, Twenty-Five Thousand dollars ($25,000USD) due and payable 30 days after execu- tion of this agreement. The payment to the Consultant under this Section 3 shall deemed earned in full within Seven (7) calendar days of the execution of this Agreement. In addition to the fore- going, the Company shall reimburse the Consultant for any and all actual, reasonable, out-of- pocket expenses for travel in connection with the Consulting Services performed under this Agreement, provided that the Company must approve all expenditures exceeding Five Hundred Dollars ($500.00). The Consultant shall submit accurate and complete supporting documents for reimbursement of such expenses and shall follow any policies, requirements or reasonably in- structions directed by the Company in connection with such expenses.

3.

Term. The term (the “Term”) of this Agreement shall be for a period of One hundred eighty

(180) calendar days from the date first set forth above, subject to its earlier termination for any reason or no reason by either Party upon Thirty (30) calendar days’ prior written notice (except

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as provided in the immediate following sentence). Notwithstanding the foregoing, the Consultant may not terminate this Agreement if the Consultant has been timely compensated by the Compa- ny pursuant to Section 3 above. Any termination of this Agreement for any reason, or no reason, shall not have any effect on the obligation of the Company to reimburse the Consultant for any costs and expenses, if any, previously approved, by the Company in writing, or the obligation of the Consultant to preserve and hold and to cause its employees and agents to hold all informa- tion, in whatever form, provided by the Company not otherwise previously made public by the Company in trust and confidence for the benefit of the Company, and to not use any of such in- formation for any purpose whatsoever after the termination of this Agreement.

1.

Representations of the Consultant. The Consultant represents and warrants to the Company as of the date hereof as follows:

1.1

Authority. The Consultant is a limited liability company duly organized, validly existing and in good standing under the laws of the state in which it is organized. The Consultant has all req- uisite power and authority to execute, deliver and perform all of its obligations under this Agreement. The Consultant’s execution, de- livery and performance of this Agreement have been duly and validly authorized by all necessary action on the part of the Consultant, and no third party consent or authorization is needed on the part of the Consultant to execute, deliver and perform all of its obligations hereunder. The Agreement constitutes the legal, valid and binding obligation of the Consultant enforceable in accordance with its terms against the Consultant except as may be limited by laws affecting the enforcement of creditors’ rights or equitable principles generally.

1.2

No Restrictions Against Performance. Neither the execution, delivery or performance of this Agreement by the Consultant will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any lien or condition under: (i) any and all organizational documents of the Consultant, including its articles of organization, as same may be amended, operating agreement, as same may be amended; (ii) any federal, state or local law, statue, ordi- nance, rule or regulation which may be applicable to the Consultant; (iii) any contract, instru- ment or agreement by which the Consultant is bound; (iv) any order, judgment, writ, injunction, decree, license, permit or other authorization of any federal, state or local court, governmental agency or quasi-governmental agency by which the Consultant is or may be bound or subject.

1.3

Release of Information about the Company; Related Matters. The Consultant shall not release any financial or other information or date about the Company without the express prior consent and approval of the Company, which consent and approval shall only be evidenced by the signa- ture of the Company’s President or Chief Executive Officer on such release. Notwithstanding the foregoing, the Consultant may disclose information pursuant to any judicial order, requirement

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of a governmental agency or by operation of law. The Consultant shall not conduct any meetings with any prospective financial investors without the express prior consent and approval of the Company of the proposed meeting and the format or agenda of such meeting, in which case, if approved, the Company may elect to have a representative attend such meeting.

1.4

Regulatory Matters. Neither the Consultant nor any of its managers, officers, directors, mem- bers or affiliates nor any person or entity with whom the Consultant may seek assistance in per- forming its duties hereunder is subject to any action, proceeding, investigation or inquiry by any federal and/ or state regulatory authority or quasi-regulatory authority nor is any such action, proceeding, investigation or inquiry pending or, to the best knowledge of the Consultant, threat- ened against the Consultant and/or any of its managers, officers, directors, members, or affiliates nor any person or entity with whom the Consultant may seek assistance in performing its duties hereunder

2.

Representations of the Company. The Company represents and warrants to the Consultant as of the date hereof as follows:

2.1

Authority. The Company is a corporation duly organized, validly existing and in good stand- ing under the laws of the state in which it is incorporated. The Company has all requisite power and authority to execute, deliver and perform all of its obligations under this Agreement. The Company’s execution, delivery and performance of this Agreement have been duly and validly- authorized by all necessary action on the part of the Company, and no third party consent or au- thorization is needed on the part of the Company to execute, deliver and perform all of its obliga- tions hereunder. This Agreement constitutes the legal, valid and binding obligation of the Com- pany enforceable in accordance with its terms against the Company except as may be limited by laws affecting the enforcement of creditors’ rights or equitable principles generally.

2.2

No Restrictions Against Performance. Neither the execution, delivery or performance of this Agreement by the Company will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any lien or condition under: (i) any and all organizational documents of the Company, including its articles of incorporation, as same may be amended, or bylaws, as same may be amended; (ii) any federal, state or local law, statue, ordinance, rule or regulation which may be applicable to the Company; (iii) any contract, instrument or agreement by which the Company is bound; (iv) any order, judgment, writ, injunction, decree, license, per- mit or other authorization of any federal, state or local court, governmental agency or quasi-gov- ernmental agency by which the Company is or may be bound or subject.

2.3

Representation. The Company acknowledges that, to the best of its knowledge, the Company is not the subject of any investigation, claim, decree or judgment involving any violation of the rules promulgated by the Securities and Exchange Commission or securities laws. The Compa-

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ny further acknowledges that, to the best of its knowledge, the Consultant is not a Securi- ties Broker Dealer or a Registered Investment Advisor. The Company acknowledges that, to the best of its knowledge, it has not violated any rule or provision of any regulatory agency hav- ing jurisdiction over the Company.

3.

Obligations of Company. The Company shall provide the Consultant with a copy of all avail- able Company documents, internal and confidential business plans, corporate strategy memoran- dums, and all related reports, schedules, exhibits, and all related documentation reasonably need- ed by the Consultant for the tasks assigned to the Consultant and described in Section 2 of this Agreement. The Company agrees that all information and documents that it provides the Consul- tant regarding the Company (the “Company Documents”) at the inception of this Agreement and at all times thereafter, will be accurate and complete and that the Company will, at all times during the Term of this Agreement, assume and retain an obligation to promptly and without de- lay update and correct all information and documents provided to the Consultant and provide the Consultant with copies of all press releases, public statements, filings, and all other disclosures that it makes so as to ensure that the Consultant does not use or employ any information regard- ing the Company that is inaccurate or incomplete in any material respect. The obligations im- posed on the Company under this Section 7 are to be broadly construed.

4.

Company Documentation/Information. The Company agrees that it shall, at all times during the Term of this Agreement, assume full responsibility to provide the Consultant with accurate and complete Company Documents and information regarding the Company and its affairs, prospects and plans, to the extent necessary for the Consultant to provide its Services under Sec- tion 2 above.

5.

Matter of Confidentiality and Proprietary Information. It is understood and agreed that, in the course of providing the Services hereunder and through the activities contemplated by this Agreement, the Consultant on behalf of itself and on behalf of all of the Consultant’s employees and agents, agrees to keep and hold, and to cause its employees and agents to keep and to hold any and all information, in whatever form, provided by the Company not otherwise previously made public by the Company in trust and confidence for the benefit of the Company, and to not use any such information for any purpose during or after the Term of this Agreement, or its earli- er expiration, other than in furtherance of the Consultant performing its duties hereunder. Upon request of the Company, the Consultant shall promptly return, and shall cause its employees and agents to promptly return to the Company all printed information provided by the Company in whatever form, including e-mail correspondence, and in addition, notes in whatever form made by the Consultant, its employees, and agents concerning the Company, and not retain any copies thereof.

6.

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Indemnification. Each of the Parties hereto agrees to indemnify and hold harmless the other Party and its officers, directors, employees, agents, affiliates and equity owners from and against any and all claims, demands, actions, suits, proceedings, losses, damages (including reasonable attorneys’ fees and costs) arising out of or relating to any breach by either Party of any of the terms and conditions of this Agreement or of any breach of their respective representations and warranties, and in the case of the Consultant, as a result of its gross negligence or intentional misconduct in disseminating information regarding the Company or otherwise in its provision of services to the Company under this Agreement.

7.

Independent Contractor Status.

7.1

The Consultant agrees and acknowledges that in performing the Services pursuant to this Agreement, the Consultant shall be acting as an independent contractor with respect to the Com- pany, and not as an employee, agent, partner or joint venturer of the Company. The Consultant, in its capacity as a hired consultant, shall be free to accept other assignments and undertake other activities on its own account or for the accounts of third parties, provided that such assignments or activities: (i) do not violate this Agreement or any other agreement between the Consultant and the Company; and (ii) do not compete directly or otherwise interfere directly with the busi- ness of the Company. The Consultant and the Company hereby acknowledge and agree that noth- ing in this Agreement constitutes a hiring or employment agreement. In no event shall Consultant have any power or authority to bind the Company in any manner. No form of joint venture, part- nership, or similar relationship between the Parties is intended or hereby created as a result of the entry into or performance by the Parties of this Agreement.

7.2

The Consultant shall bear sole responsibility for payment on behalf of itself of any federal, state or local income or employment tax or withholding, unemployment insurance, workers’ compensation insurance or liability insurance. The Consultant agrees to indemnify and hold the Company harmless with respect to all such payments claimed or assessed by any taxing authori- ty, including reasonable attorneys’ fees. The Consultant shall not be eligible to participate in any employee benefit plan or program of the Company, and the Consultant understands and agrees that the Consultant is not eligible for, and the Consultant hereby waives any claim to, wages, compensation incentives, health coverage or any other benefits provided to employees of the Company.

7.3

If at any time the Consultant’s status as an independent contractor is challenged, the Consul- tant agrees to give the Company immediate notice thereof and to cooperate fully with the Com- pany in defending such challenge, if so requested.

8.

Miscellaneous.

8.1

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Relationship of Parties. This Agreement does not establish any partnership, joint venture, or other business entity or association between the

Parties and neither Party is intended to have any interest in the business or property of the other (other than in the case of the Consultant, becoming a shareholder in the Company).

8.2

Assignment. This Agreement and the rights and obligations of the Parties hereunder may not be assigned by either Party in whole or in part without the express prior written consent of the other Party hereto, which consent may be withheld without any liability to such Party, its offi- cers, directors, employees, agents, affiliates and equity owners.

8.3

Successors and Assigns. The provisions of this Agreement shall be deemed to obligate, ex- tend to and inure to the benefit of the successors of each of the Parties to this Agreement, if any, and permitted assigns, if any.

8.4

Survival of Representations, Warranties. Notwithstanding the termination of this Agree- ment, the representations and warranties of each of the Parties with respect to confidentiality matters under Section 9 and the indemnity provisions under Section 10 hereof shall survive the termination of this Agreement.

8.5

Waiver of Breach. The waiver by either Party of a breach of any provision of this Agree- ment by the other party shall not operate or be construed as a waiver of any subsequent breach by the other Party.

8.6

Notices. Any notice required or desired to be given under this Agreement or pursuant hereto shall be in writing and shall be deemed given and shall be effective upon actual receipt if deliv- ered by hand, or sent by certified or registered U.S. mail, postage prepaid, and return receipt re- quested, or by prepaid overnight express service, or via telecopier.

8.7

Entire Agreement; Execution in Counterparts. This Agreement contains the entire agreement of the Parties hereto as to the subject matter hereof and may be modified or changed only by an agreement in writing signed by the Party against whom enforcement of any modification or change is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed by this Agreement, which shall otherwise remain in full force and effect. This Agreement may be executed in counterparts.

8.8

Title and Headings. Titles and headings to Sections and sub-paragraphs are for convenience of reference only and are not intended to effect the meaning or interpretation of this Agreement.

8.9

Expenses. Each of the Parties hereto agrees to bear its own costs, attorney’s fees and related expenses associated with the negotiation of this Agreement.

8.10

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Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and con- strued solely in accordance with the laws of the State of New York, without giving effect to its conflict or choice of law principles. Jurisdiction and venue for any action and/or proceeding re- lating to or arising out of this Agreement shall be solely in the federal and/or state courts located in New York County, New York.

8.11

Term of this Agreement, the Company shall not circumvent or attempt to circumvent the Consultant and enter into any agreement or arrangement with any investor or source of capital or media contact made known to the Company by the Consultant or whom the Company learned of, directly or indirectly, from the Consultant.

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IN WITNESS WHEREOF, the Parties have executed this Consulting Advisory Services Agree- ment as of the date first set forth above.

THE COMPANY:

Nutrafuels, Inc.

By:

 Edgar Ward

Name:

Edgar Ward

Title:

President/CEO

THE CONSULTANT:

Osprey Capital Advisors, LLC

By:

Name:

Terence M. Taylor, Sr.

Title:

President

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